Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on the Post-Effective Amendment No.1 on Form S-8 of our report dated December 27, 2004 relating to the financial statements and financial statement schedules, which appear in Tier Technologies, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2004.

PricewaterhouseCoopers LLP
San Jose, CA
August 3, 2005